Exhibit 1.1

$200,000,000

Brunswick Corporation

6.375% Senior Notes due 2049

Underwriting Agreement

February 26, 2019

Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Wells Fargo Securities, LLC
As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

c/o Wells Fargo Securities, LLC
550 South Tyron Street
Charlotte, NC 28202

Ladies and Gentlemen:

Brunswick Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $200,000,000 aggregate principal amount of its 6.375% Senior Notes due 2049 (the “Firm Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to an additional aggregate principal amount of such 6.375% Senior Notes due 2049 set forth in Schedule 1 hereto (the “Option Securities” and, together with the Firm Securities, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of October 3, 2018 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Base Indenture will be supplemented by a Third Supplemental Indenture (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to be dated as of the Closing Date between the Company and the Trustee to establish certain terms of the Securities.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.            Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333- 213509), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 10 a.m. New York City time, February 26, 2019, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated February 25, 2019, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2.            Purchase of the Securities by the Underwriters.

(a)          The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 96.85% of the principal amount thereof plus accrued interest, if any, from March 4, 2019 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Firm Securities except upon payment for all the Firm Securities to be purchased as provided herein.

(b)          The Company hereby grants an option to the several Underwriters, and each Underwriter, upon the exercise of such option and on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company up to the aggregate amount of Option Securities set forth in Schedule 1 hereto at a price equal to 96.85% of the principal amount thereof plus accrued interest, if any, from March 4, 2019 to the applicable Option Closing Date (as defined below). Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of this Agreement upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Underwriters are exercising the option and the Option Closing Date. The principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any Securities having a principal amount of less than $25.00.

(c)          The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(d)          (i) Payment for and delivery of the Firm Securities, and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before 12:00 P.M., New York City time, the Business Day immediately preceding the Closing Date) will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on March 4, 2019, or at such other time or place on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date;” (ii) if the option provided for in Section 2(b) hereof is exercised after 12:00 P.M., New York City time, the Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities to the Representatives on the date specified by the Representatives (which shall be within two business days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date (such date, the “Option Closing Date”), the Company will deliver to the Representatives on the Option Closing Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

(e)          Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(f)           The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Representatives or any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Representatives or any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or any other person.

3.            Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)          Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)          Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus.

(c)          Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)          Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)          Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Independent Accountants.

(i)   Deloitte & Touche LLP, who has certified certain of the financial statements and supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are independent public accountants within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(ii)  RSM US LLP, which has expressed its opinion with respect to the financial statements of the Global Marine Business (the “Global Marine Business”) of Power Products Holdings, LLC (“Power Products”) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent auditor within the meaning of the Securities Act and the applicable Rules and Regulations and the American Institute of Certified Public Accountants.

(g)          Financial Statements.

(i)          The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied, except to the extent stated therein, on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP, the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto.

(ii)          The consolidated financial statements of the Global Marine Business, together with the related notes and schedules as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position and the results of operations and cash flows of the Global Marine Business, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.

(h)          Capitalization. The Company has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization,” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are, in the case of capital stock, fully paid and non-assessable (except in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(i)          No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

(j)          Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification and to enter into and perform its obligations under this Agreement and the Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(k)          Good Standing of Subsidiaries. Each subsidiary of the Company which is a significant subsidiary has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its formation, has the power and authority to own, lease and operate its properties and to conduct its business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or theearnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(l)           Due Authorization. The Company has the power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”), to the extent a party thereto, and to perform its obligations hereunder and thereunder.

(m)         Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)          Authorization of the Indenture. Each of the Base Indenture and the Third Supplemental Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement, the Indenture was or will have been duly qualified under the Trust Indenture Act; the Base Indenture has been duly executed and delivered and, when the Third Supplemental Indenture is duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) public policy limitations insofar as any provisions hereof provide for indemnification or limitation of liability ((A), (B) and (C) together the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(o)          Authorization of the Securities. The Securities have been duly authorized by the Company, and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided herein, the Securities will be duly issued and outstanding and constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to the Enforceability Exceptions; and the Securities conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(p)          Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or similar organizational documents or in default (and, to the knowledge of the Company, no event has occurred, and no circumstances exist, that with the passage of time or giving of notice would constitute a default) in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which they or any of them may be bound, or to which any of the property or assets of the Company or any of their subsidiaries is subject; and the execution, delivery and performance of their respective obligations under each of the Transaction Documents to which each is a party, the issuance and delivery of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action and will not conflict with or constitute a breach of, or default (or with the passage of time or giving of notice constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or any violation of any applicable law, administrative regulation or administrative or court decree.

(q)          Absence of Proceedings. Other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the issuance of the Securities pursuant to the Indenture; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Time of Sale Information and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or organizational documents of the Company or any of its subsidiaries which are required to be disclosed as exhibits to a Registration Statement to be filed with the Commission by the Securities Act which have not been so filed or disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(r)           Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “patent and proprietary rights”) presently employed by them in connection with the business now operated by them, and, other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent and proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(s)          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities, compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, registrations or qualifications which shall have been obtained or made prior to the Closing Date and as may be required to be obtained or made under applicable state securities laws.

(t)           Possession of Licenses and Permits. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(u)          Environmental Laws. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, and except as would not, singly or in the aggregate, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(v)          Title to Property. The Company and its subsidiaries have good and marketable title to, or valid leasehold interests in, all property described or referred to in the Registration Statement, the Time of Sale Information and the Prospectus as being owned or leased by them, in each case free and clear of all liens, claims, security interests or other encumbrances, (i) with such exceptions as are described or referred to in the Registration Statement, the Time of Sale Information and the Prospectus, as are not material to the condition, financial or otherwise, or to the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or as are permitted by the Indenture and (ii) other than the obligations of the Company under the Loan with the Fond du Lac County Economic Development Corporation referred to in the Registration Statement, the Time of Sale Information and Prospectus.

(w)          Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(x)          Tax Law Compliance. The Company and its subsidiaries have filed all material U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all material taxes indicated by such returns and all assessments received by them to the extent that such taxes or assessments have become due, except for any such taxes or assessments which are being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All material tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(y)          Compliance with the Sarbanes Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(z)          Accounting Controls and Disclosure Controls. The Company and its consolidated subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) required in order for the principal executive officer and principal financial officer of the Company to engage in the review and evaluation process mandated by the Exchange Act and the regulations thereunder. To the extent required by the Exchange Act and the regulations thereunder, the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act and the regulations thereunder, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(aa)         Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(bb)        No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(cc)         No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(dd)        Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)         No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor, to the Company’s knowledge, is the Company or any of its subsidiaries owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person that, at the time of such funding , is the subject or target of Sanctions, (ii) to fund any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, or, in the case of any subsidiary, for the past five years or since the time it became a subsidiary of the Company, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ff)         No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, other than pursuant to the (i) Indenture dated as of May 13, 2013, among the Company, the lenders party thereto and U.S. Bank National Association, as trustee, (ii) Amended and Restated Credit Agreement, dated as of September 26, 2018, among the Company, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amended and restated the Company’s prior credit agreement, dated as of March 21, 2011, as amended and restated as of June 26, 2014, as further amended and restated as of June 30, 2016 and as further amended as of July 13, 2018, (iii) Term Loan Credit Agreement, dated as of August 7, 2018, as amended by the First Amendment, dated as of September 26, 2018, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and (iv) Base Indenture, as supplemented by the First Supplemental Indenture, dated as of October 3, 2018, between the Company and the Trustee, establishing the terms of the Company’s 6.500% Senior Notes due 2048, and the Second Supplemental Indenture, dated as of December 3, 2018, between the Company and the Trustee, establishing the terms of the Company’s 6.625% Senior Notes due 2049.

(gg)        No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(hh)        No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ii)         No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(jj)          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk)        Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market- related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ll)         Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(mm)     Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(nn)       ERISA and Employee Benefits Matters. Each “employee benefit  plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) maintained by the Company or by any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) for which the Company would have liability (each a “Plan”) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code, and with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any material liability; and (B) neither the Company nor any member of its Controlled Group has incurred or expects to incur material liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

4.           Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)          Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to the close of business, New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)          Delivery of Copies. The Company will deliver, without charge, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)          Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review andwill not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object reasonably promptly after receipt thereof; provided that, if in the reasonable opinion of counsel for the Company, any such Issuer Free Writing Prospectus, amendment or supplement shall be required by law or regulation to be used, that the Company shall be permitted to file such Issuer Free Writing Prospectus, amendment or supplement after taking into account such comments as the Representatives may reasonably make on the content, form or other aspects of such amendment or supplement.

(d)          Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information with respect to the offering of the Securities; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as practicable the withdrawal thereof.

(e)          Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)          Ongoing Compliance. If, during the Prospectus Delivery Period, (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law. Absent written notice by the Representatives to the contrary, the Prospectus Delivery Period shall terminate on the Closing Date.

(g)          Blue Sky Compliance. The Company will cooperate with the Underwriters and their counsel to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)          Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)           Clear Market. During the period from the date hereof through and including the date that is 30 days after the date hereof, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year (provided that, for the avoidance of doubt, the Company may redeem or repurchase its existing debt securities during such period).

(j)           Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds.”

(k)          DTC.  The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)           No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)         Record Retention. The Company will retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.          Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

6.           Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm Securities on the Closing Date or the Option Securities on the Option Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information with respect to the offering of the Securities shall have been complied with to the reasonable satisfaction of the Representatives.

(b)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be.

(c)          No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)          No Material Adverse Change. Since December 31, 2018, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information (excluding any amendment or supplement thereto after the Time of Sale) and the Prospectus (excluding any amendment or supplement thereto), the effect of which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

(e)          Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company (i) confirming that such officer has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (c) and (d) above.

(f)          Comfort Letters.  On the date of this Agreement and on the Closing Date or the Option Closing Date, as the case may be, Deloitte & Touche LLP and RSM US LLP shall have each furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letters delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Closing Date or the Option Closing Date, as the case may be.

(g)          Opinion and 10b-5 Statement of Counsel for the Company. Cravath, Swaine & Moore LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters with respect to the matters set forth in Annex C-1 hereto.

(h)          Opinion of Vice President, General Counsel and Secretary to the Company. Christopher F. Dekker, Vice President, General Counsel and Secretary to the Company, shall have furnished to the Representatives, his written opinion, datedthe Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters with respect to the matters set forth in Annex C-2 hereto.

(i)           Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion and 10b-5 Statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)           No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(k)        Good Standing. The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its significant subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l)          DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m)         Indenture and Securities. The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(n)          Additional Documents. On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.           Indemnification and Contribution.

(a)           Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)           Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages, liabilities or expenses that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information, it being understood and agreed that the only such information consists only of the following: the statements contained (i) in the sixth paragraph, (ii) in the second sentence of the tenth paragraph (which, for the avoidance of doubt, describes the market (or lack thereof) for the Securities), and (iii) in the twelfth paragraph, in each case under the heading “Underwriting” in the Time of Sale Information and in the Prospectus and, with respect to each Underwriter, such Underwriter’s name as it appears on the cover thereof.

(c)          Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notifythe Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 7, to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          Contribution. If the indemnification provided for in paragraphs (a) and (b) above is for any reason unavailable to an Indemnified Person or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount of such losses, claims, damages or liabilities incurred by such Indemnified Person (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)          Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.            Termination. This Agreement may be terminated by the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the NASDAQ National Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended or materially limited by the Commission or the New York Stock Exchange; (iii) a banking moratorium shall have been declared by federal, New York State or Illinois State authorities; or (iv) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

9.           Defaulting Underwriter.

(a)          If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of all, but not less than all, such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 24 hours after any such default by any Underwriter, the non- defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 24 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one- eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 shall not terminate and shall remain in effect.

(d)          Nothing contained herein and no action taken pursuant to this section shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.          Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any transfer taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate in accordance with Section 4(g) and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)          If (i) this Agreement is terminated pursuant to clause (ii) of Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred and documented by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13.          Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

14.          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.          Miscellaneous.

(a)          Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036; Attention: Investment Banking Division; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020 (fax: (646) 855-5958); Attention: High Grade Transaction Management/Legal; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202 (fax: (704) 410-0326); Attention: Transaction Management. Notice to the Company shall be given to them at 26125 N. Riverwoods Blvd. Suite 500, Mettawa, Illinois 60045, (fax: (847) 735-4765); Attention: Christopher F. Dekker, Vice President, General Counsel and Secretary.

(c)          Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)          Waiver of Jury Trial. Each of the parties hereto hereby waives any rightto trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)          Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)          Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)          Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16.          Recognition of U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S.  Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)           a “covered entity” as that term is defined in, and interpreted in accordance with, C.F.R.   § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)         a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BRUNSWICK CORPORATION

By:	/s/	Randall S. Altman
Name:		Randall S. Altman
Title:		Vice President and Treasurer

Accepted: February 26, 2019

For itself and on behalf of the several Underwriters listed
in Schedule 1 hereto.

MORGAN STANLEY & CO. LLC

By:	/s/	Ian Drewe
Name:		Ian Drewe
Title:		Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/	Sandeep Chawla
Name:		Sandeep Chawla
Title:		Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/	Carolyn Hurley
Name:		Carolyn Hurley
Title:		Director

[Signature page to the Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of Firm Securities	Principal Amount of Option Securities
Morgan Stanley & Co. LLC	$53,336,000	$8,000,400
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$53,332,000	$7,999,800
Wells Fargo Securities, LLC	$53,332,000	$7,999,800
J.P. Morgan Securities LLC	$20,000,000	$3,000,000
Citizens Capital Markets, Inc.	$5,000,000	$750,000
SunTrust Robinson Humphrey, Inc.	$5,000,000	$750,000
U.S. Bancorp Investments, Inc.	$5,000,000	$750,000
BMO Capital Markets Corp	$2,500,000	$375,000
KBC Securities USA LLC	$2,500,000	$375,000
Total	$200,000,000	$30,000,000

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated February 26, 2019, substantially in the form of Annex B.

Annex B

Pricing Term Sheet

Filed Pursuant to Rule 433
Registration Statement No. 333-213509
Pricing Term Sheet

BRUNSWICK CORPORATION

Pricing Term Sheet

$200,000,000 6.375% Notes due 2049

Issuer:	Brunswick Corporation
Security Type:	Senior Unsecured Notes
Format:	SEC Registered
Title:	6.375% Notes due 2049 (the “Notes”)
Size:	$200,000,000 ($230,000,000 assuming the underwriters exercise their option to purchase the additional Notes in full).
Maturity:	April 15, 2049
Coupon:	6.375%
Price to Public:	100.000% of face amount
Pricing Date:	February 26, 2019
Interest Payment Dates:	January 15, April 15, July 15 and October 15, commencing on April 15, 2019
Settlement Date**:	T+4; March 4, 2019

Optional Redemption:
The Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after April 15, 2024, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date.

Day Count:	30 / 360

Net Proceeds to Issuer (before expenses; assumes no exercise of underwriters’ option):	$193,700,000 ($222,755,000 assuming the underwriters exercise their option to purchase the additional Notes in full).
CUSIP / ISIN:	117043 604 / US1170436042

Denominations:	$25.00 and integral multiples of $25.00 in excess thereof
Listing:	The Issuer intends to file an application to list the Notes on The New York Stock Exchange.
Joint Book-Running Managers:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Joint Lead Manager:	J.P. Morgan Securities LLC

Co-Managers:	Citizens Capital Markets, Inc. SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc. BMO Capital Markets Corp. KBC Securities USA LLC

** It is expected that delivery of the Notes will be made against payment therefor on or about March 4, 2019, which will be the fourth business day following the date hereof (this settlement cycle being referred to as “T+ 4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any day prior to two business days before delivery will be required to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC collect at 1-866-718-1649, or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, or by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

Annex C-1

Form of Opinion of Cravath, Swaine & Moore LLP

March 4, 2019

Brunswick Corporation

$200,000,000 Aggregate Principal Amount of 6.375% Senior Notes due 2049

Ladies and Gentlemen:

We have acted as counsel for Brunswick Corporation, a Delaware corporation (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule 1 to the Underwriting Agreement dated February 26, 2019 (the “Underwriting Agreement”), among the Company and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as Representatives of the Underwriters, from the Company of $200,000,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2049 (the “Notes”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”); (b) the By-laws, as amended, of the Company (the “By-laws”); (c) resolutions adopted by the Board of Directors of the Company on February 14, 2019; (d) the Registration Statement on Form S-3 (Registration No. 333-213509) filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2016 (the “Registration Statement”), for registration under the Securities Act of 1933 (the “Securities Act”), of various securities of the Company, to be issued from time to time by the Company; (e) the related Prospectus dated September 6, 2016 (together with the documents incorporated therein by reference, the “Base Prospectus”); (f) the Prospectus Supplement dated February 26, 2019, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Base Prospectus, the “Prospectus”); (g) the Underwriting Agreement; (h) the Indenture, dated as of October 3, 2018 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), and the Third Supplemental Indenture, dated as of March 4, 2019, between the Company and the Trustee (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) and the form of the Note included therein; (i) the documents and other information described in Annex A hereto (together, the “Specified Disclosure Package”); and (j) the agreements specified on Annex B hereto (collectively, the “Specified Agreements”).

In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We also have assumed, with your consent, that the Indenture has been duly authorized, executed and delivered by the Trustee and that the Notes conform to the form of Note examined by us. We have relied, with respect to factual matters, on statements and representations of public officials and officers and other representatives of the Company and the representations and warranties of the Company and the Underwriters contained in the Underwriting Agreement, and have assumed compliance by each such party with the terms of the Underwriting Agreement. In particular, we have relied upon the Company’s representation that it has not been notified pursuant to Rule 401(g) of the Securities Act of any objection by the Commission to the use of the form on which the Registration Statement was filed.

Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this opinion regarding the Specified Disclosure Package and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1.          Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Registration Statement, the Specified Disclosure Package and the Prospectus.

2.          The Notes conform in all material respects to the description thereof contained in the Prospectus and the Specified Disclosure Package.

3.          The Indenture has been duly qualified under the Trust Indenture Act of 1939. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

4.          The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.          No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company for the consummation of the transactions contemplated by the Underwriting Agreement.

6.          The issue and sale by the Company of the Notes, the consummation of the other transactions contemplated by the Underwriting Agreement and the performance by the Company of its obligations under the Underwriting Agreement (i) do not violate the Certificate of Incorporation or By-laws of the Company, (ii) do not result in a breach of or constitute a default under the express terms and conditions of any Specified Agreement, and (iii) will not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware of the type that in our experience typically would be applicable to transactions of the type contemplated by the Underwriting Agreement. Our opinion in clause (ii) of the preceding sentence relating to the Specified Agreements does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).

7.          The statements made in the Prospectus and the Specified Disclosure Package under the caption “Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the material tax consequences of an investment in the Notes, fairly summarize the matters therein described.

8.          The Registration Statement became effective under the Securities Act on September 6, 2016, and, assuming prior payment by the Company of the pay-as- you-go registration fee for the offering of the Notes, upon filing of the Prospectus with the Commission the offering of the Notes as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

9.          Based solely on the certificate dated the date hereof, from an officer of the Company, attached as Exhibit A hereto, the Company is not, and after giving effect to the offering of the Notes and the application of the proceeds thereof as described in the Specified Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

We express no opinion with respect to compliance with, or the application or effect of, Federal or state securities or Blue Sky laws except, with respect to Federal securities laws, to the extent set forth in the first sentence of paragraph (3) and paragraphs (8)  and (9) above.

We express no opinion herein as to any provision of the Indenture or the Notes that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Indenture or the Notes, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to (i) the enforceability of the provisions of the Indenture or the Notes to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture or the Notes or (iii) the effect of any provision in the Certificate of Incorporation of the type permitted by Section 102(b)(2) of the General Corporation Law of the State of Delaware.

We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Company under the Indenture and the Notes, and we express no opinion thereon.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of Illinois.

We are furnishing this opinion to you, as Representatives, solely for your benefit and the benefit of the several Underwriters. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from the several Underwriters) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

The several Underwriters listed in Schedule 1 to the Underwriting Agreement dated February 26, 2019, among the Company and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as Representatives of the several Underwriters

In care of

Morgan Stanley & Co. LLC 1585 Broadway
New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Wells Fargo Securities LLC 550 South Tryon Street
Charlotte, North Carolina 28202

ANNEX A

Specified Disclosure Package

Capitalized terms used in this Annex A have the meanings given to them in the letter to which this Annex A is attached.

1.	Preliminary Prospectus Supplement dated February 25, 2019 (including the Base Prospectus).

2.	Final Term Sheet dated February 26, 2019 as filed pursuant to Rule 433 of the General Rules and Regulations under the Securities Act.

ANNEX B

Specified Agreements

1.
Indenture, dated as of March 15, 1987, between Brunswick Corporation and The Bank of New York Mellon Trust Company, N.A., as successor trustee, including the 7.375% Debentures due 2023 and the 7.125% Notes due 2027 issued pursuant thereto.

2.
Indenture, dated as of May 13, 2013 (as supplemented by the First Supplemental Indenture dated as of May 22, 2014), by and among Brunswick Corporation, as issuer, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

3.
Amended and Restated Credit Agreement, dated as of September 26, 2018, among Brunswick Corporation, the subsidiary borrowers party thereto, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

4.
Term Loan Credit Agreement, dated August 7, 2018 (as amended by the First Amendment, dated as of September 26, 2018), among Brunswick Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

5.	Indenture, dated as of October 3, 2018, between Brunswick Corporation and U.S. Bank National Association, as trustee (the “Base Indenture”).

6.	First Supplemental Indenture, dated as of October 3, 2018, to the Base Indenture, between Brunswick Corporation and U.S. Bank National Association, as trustee.

7.	Second Supplemental Indenture, dated as of December 3, 2018, to the Base Indenture, between Brunswick Corporation and U.S. Bank National Association, as trustee.

Annex C-2

Form of Opinion of Vice President, General Counsel and Secretary to the Company

March 4, 2019

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
One Bryant Park
New York, New York 10036

Wells Fargo Securities LLC
550 South Tryon Street
Charlotte, North Carolina 28202

And the other several Underwriters

Re:	$200,000,000 6.375% Senior Notes due 2049

Ladies and Gentlemen:

I am Vice President, General Counsel and Secretary of Brunswick Corporation, a Delaware corporation (the “Company”), and, in my capacity as an officer of the Company, have acted as counsel to the Company in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule 1 to the Underwriting Agreement dated February 26, 2019 (the “Underwriting Agreement”), among Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as Representatives of the several Underwriters, and the Company, from the Company of $200,000,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2049 (the “Notes”), to be issued pursuant to an indenture dated as of October 3, 2018 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Third Supplemental Indenture, dated as of March 4, 2019, between the Company and the Trustee (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein have the meaning ascribed to them in the Underwriting Agreement.

In connection with this opinion, I have reviewed or examined originals, or copies certified or otherwise identified to my satisfaction, of (a) the Underwriting Agreement, (b) the Registration Statement on Form S-3 (Registration No. 333-213509) filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2016 (the “Registration Statement”), for registration under the Securities Act of 1933, as amended (the “Securities Act”) of various securities of the Company, to be issued from time to time by the Company; (c) the related Prospectus dated September 6, 2016 (together with the documents incorporated therein by reference, the “Base Prospectus”); (d) the Prospectus Supplement dated February 26, 2019, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Base Prospectus, the “Prospectus”); (e) the Time of Sale Information; (f) the Indenture and the form of Note included therein; and (g) such other documents as I have deemed appropriate in connection with the opinions expressed herein.

I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as certified, facsimile, conformed, electronic or photostatic copies and the authenticity of the originals of such copies. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents, and oral and written statements and representations, of government officials and other officers and representatives of the Company and upon the representations and warranties of the Company contained in the Underwriting Agreement. I have not independently verified such information and assumptions.

Based on the foregoing and subject to the qualifications and limitations herein expressed, I am of the opinion that:

1.          To the best of my knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

2.          Each subsidiary of the Company which is a “significant subsidiary” as defined in Rule 405 of the General Rules and Regulations under the Securities Act has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and to conduct its business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and, to the best of my knowledge and information, is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

3.          The Company has the power and authority to take, and has taken, all necessary action to authorize the execution, delivery and performance of each of the Transaction Documents and the consummation of the transactions contemplated thereby.

4.          All the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, and, in the case of capital stock, are fully paid and non-assessable (except in the case of any foreign subsidiary, for directors’ qualifying shares).

5.          The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or constitute a breach of, or default (or, with the passage of time or giving of notice, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, loan agreement, or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or any violation of any law or statute or any judgment, order, rule or regulation of court or arbitrator or governmental or regulatory authority.

6.          Other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, to my knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Time of Sale Information and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company and its subsidiaries considered as one enterprise.

7.          The documents incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, when they were filed with the Commission, conformed in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the General Rules and Regulations thereunder.

This opinion is provided based upon my knowledge and understanding of the laws of the State of Illinois and the federal laws of the United States of America. I disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction within or outside the United States or of any regional or local governmental body. I express no opinion herein as to matters governed by any laws other than federal laws of the United States of America and the laws of the State of Illinois.

This opinion is given as of the date hereof and in respect of the Underwriting Agreement as in effect on the date hereof, and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention, any future changes in laws, rules, regulations or policies, any amendments to or waivers under the Underwriting Agreement.

I am an employee of Brunswick Corporation and in that capacity serve as Vice President, General Counsel and Secretary of the Company. I am executing and delivering this opinion only in such capacity, and I shall not have personal liability for the opinions expressed herein.

This opinion is rendered at the request of the Company only to you in your capacity as the Underwriters and is solely for your benefit in connection with the above transactions. This opinion may not be relied on by any other person or for any other purpose, or used, circulated, quoted or otherwise referred to for any other purpose, without my prior written consent.

Sincerely,

BRUNSWICK CORPORATION

By:
	Name:	Christopher F. Dekker
	Title:	Vice President, General Counsel and Secretary